UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

HELIX ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

Helix Acquisition Corp. (Helix) has made the following disclosure on March 24, 2022. A copy of the disclosure is being filed herewith as additional definitive material in connection with the previously announced business combination involving Helix and MoonLake Immunotherapeutics AG (“MoonLake”).

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2022

Helix Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39630	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Cormorant Asset Management, LP
200 Clarendon Street, 52nd Floor
Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(857) 702-0370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary share, par value $0.0001 per share	HLXA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 21, 2022, Cormorant Asset Management LP, an affiliate of certain officers of directors of Helix Acquisitions Corp. (“Helix”), loaned to Helix an aggregate of $150,000 for working capital purposes. The loan was evidenced by promissory note (“Note”) which is non-interest bearing, non-convertible, and payable upon the consummation of Helix’s initial business combination. If a business combination is not consummated, the Note will not be repaid by Helix and all amounts owed thereunder by Helix will be forgiven except to the extent that Helix has funds available to it outside of its trust account.

The foregoing summary of the Note is qualified in its entirety by reference to the text of the Note, which is filed as an exhibit hereto and incorporated by reference herein.

Cautionary Statement Regarding Forward Looking Statements

This current report on Form 8-K (“Current Report”) contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding Helix’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the timing of the proposed Business Combination (as defined below) and the execution of certain actions related thereto. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward looking.

Nothing in this Current Report should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this Current Report, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Helix does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or in the events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

As previously disclosed, on October 4, 2021, Helix entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among Helix, MoonLake Immunotherapeutics AG, a Swiss stock corporation (“MoonLake”), and the other parties thereto. The business combination contemplated by the Business Combination Agreement is referred to as the “Business Combination.” In connection with the proposed Business Combination, Helix has filed a definitive proxy statement on February 14, 2022 and a revised definitive proxy statement on March 4, 2022 (the “Proxy Statement”) and intends to file any other related documents, with the U.S. Securities and Exchange Commission (the “SEC”). The definitive proxy statement and revised proxy statement have been sent to the shareholders of Helix, seeking any required shareholder approvals. Investors and security holders of Helix and MoonLake are urged to carefully read the entire Proxy Statement, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed Business Combination. The documents filed by Helix with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. Alternatively, these documents, when available, can be obtained free of charge upon written request to Cormorant Asset Management, LP, 200 Clarendon Street, 52nd Floor, Boston, MA 02116 or by telephone at (857) 702-0370.

Participants in Solicitation

Helix and MoonLake and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in favor of the proposed transaction and related matters. Information regarding Helix’s directors and executive officers is contained in the Proxy Statement. Additional information regarding the interests of those participants and other persons who may be deemed participants in the proposed transaction may be obtained by reading the Proxy Statement and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

No Offer or Solicitation

This Current Report shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination. This Current Report shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Promissory Note.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Helix Acquisition Corp.

Date: March 24, 2022	By:	/s/ Bihua Chen
	Name:	Bihua Chen
	Title:	Chief Executive Officer

Exhibit 10.1

PROMISSORY NOTE

$ 150,000.00	As of March 21, 2022

Helix Acquisition Corp. (“Maker”) promises to pay to the order of Cormorant Asset Management LP or its successors or assigns (“Payee”) the principal sum of One Hundred Fifty Thousand Dollars and No Cents ($150,000.00) in lawful money of the United States of America, on the terms and conditions described below.

1. Principal. The principal balance of this Promissory Note (this “Note”) shall be repayable on the consummation of the Maker’s initial merger, share exchange, asset acquisition or other similar business combination with one or more businesses or entities (a “Business Combination”). Payee understands that if a Business Combination is not consummated, this Note will not be repaid and all amounts owed hereunder will be forgiven except to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. Events of Default. The following shall constitute Events of Default:

a. Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

b. Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary bankruptcy or insolvency petition under any applicable federal, state, or foreign bankruptcy, insolvency or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

c. Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary bankruptcy or insolvency petition under any applicable federal, state, or foreign bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5. Remedies.

a. Upon the occurrence of an Event of Default specified in Section 4(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

b. Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

8. Notices. All notices, demands and other communications to be given or delivered hereunder shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission), (b) one (1) day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 8, notices, demands and other communications to the Maker and Payee shall be sent to the addresses indicated below:

If to Maker:

Helix Acquisition Corp.

c/o Cormorant Asset Management, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

If to Payee:

Cormorant Asset Management, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

9. Construction. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of New York.

10. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

HELIX ACQUISITION CORP.

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Chief Executive Officer